Executive Version

12,655,263 Shares

W & T OFFSHORE, INC.

Common Stock

UNDERWRITING AGREEMENT

January 27, 2005

LEHMAN BROTHERS INC.

JEFFERIES & COMPANY, INC.

J.P. MORGAN SECURITIES, INC.

RBC CAPITAL MARKETS

RAYMOND JAMES & ASSOCIATES, INC.

HARRIS NESBITT CORP.

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Dear Sirs:

Certain shareholders of W & T Offshore, Inc., a Texas corporation (the “Company”), named in Schedule 2A (each, a “Management Selling Shareholder” and, together the “Management Selling Shareholders”) hereto and Schedule 2B (each, a “Jefferies Selling Shareholder” and, together the “Jefferies Selling Shareholders” and, each Management Selling Shareholder and Jefferies Selling Shareholder, a “Selling Shareholder” and, the Management Selling Shareholders and Jefferies Selling Shareholders together the “Selling Shareholders”) hereto propose to sell an aggregate of 12,655,263 shares (the “Firm Stock”) of the Company’s Common Stock, par value $.00001 per share (the “Common Stock”). In addition, the Selling Shareholders propose to grant to the Underwriters named in Schedule 1 hereto (the “Underwriters”) an option to purchase up to an additional 1,898,289 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock.” This is to confirm the agreement among the Company, the Selling Shareholders and the Underwriters concerning the purchase of the Stock from the Selling Shareholders by the Underwriters.

In connection with the consummation of the transactions contemplated hereby, prior to the date of this Agreement, the Company entered into a plan of conversion and filed Articles of Conversion with the Secretaries of State of the states of Nevada and Texas pursuant to which the Company changed its jurisdiction of incorporation from the State of Nevada to the State of Texas (the “Conversion”). It is understood and agreed to by all parties to this Agreement that the Articles of Incorporation of the Company filed with the Secretary of State of the State of Texas on April 27, 2004 in connection with the Conversion will be amended and restated in their entirety to conform to the description of capital stock set forth in the Prospectus

(the “Amended and Restated Articles of Incorporation”) and the Amended and Restated Articles of Incorporation will be filed with the Secretary of State of the State of Texas prior to the First Delivery Date (as defined in Section 5 hereof). It is further understood and agreed to by all parties to this Agreement that all of the issued and outstanding Class A Preferred Stock, par value $.00001 per share, of the Company will be converted to Common Stock not later than the First Delivery Date.

Section 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form S-1 (File No. 333-115103) with respect to the Stock (i) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) has been filed with the Commission under the Securities Act and (iii) has become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to the Underwriters. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (“Rule 424(b)”) and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and “Prospectus” means the prospectus in the form first used to confirm sales of Stock. If the Company has filed or files an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

(b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not (i) as of the applicable Effective Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (as to the Registration Statement and any amendment thereto), and (ii) as of the applicable filing date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (as to the Prospectus and any amendment or supplement thereto); provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein. In addition, each of the statements made in such documents within the coverage of Rule 175(b) of the Rules and Regulations was made or will be made by the Company with a reasonable basis and in good faith.

(c) The Company and each of its Subsidiaries listed in Exhibit 21 to the Registration Statement have been duly incorporated and are validly existing in good standing under the laws of their respective jurisdictions of incorporation or formation, are duly qualified to do business and are in good standing as foreign corporations or limited liability companies in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not, individually or in the aggregate have a material adverse effect on the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its Subsidiaries (a “Material Adverse Effect”), and the Company and each of its Subsidiaries have all corporate or limited liability company power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged; and, other than the subsidiaries listed on Exhibit 21 to the Registration Statement, none of the Company’s subsidiaries is a “significant subsidiary,” as such term is defined in Rule 405 of the Rules and Regulations.

(d) As of the First Delivery Date, the Company will have an authorized and outstanding capitalization as set forth in the Prospectus; and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and all of the issued membership interests of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, except as set forth in the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity or ownership interest in any person or entity, other than the subsidiaries listed on Exhibit 21 to the Registration Statement.

(e) Except as described in the Prospectus, as of the First Delivery Date there will be no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s articles of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company is a party or by which it may be bound other than any such rights that have been waived or satisfied, and, except as described in the Prospectus, there are no outstanding options, warrants or rights to purchase any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of capital stock of the Company, other than the Company’s issued and outstanding preferred stock, par value $.00001 per share (the “Preferred Stock”) that will be converted into Common Stock upon the consummation of the transactions contemplated hereby.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The Company has all requisite power and authority to execute and deliver this Agreement and to otherwise perform its obligations under this Agreement. On or before each Delivery Date (as defined in Section 5 hereof), all action required to be taken by the Company for the authorization, issuance, sale and delivery of the Stock and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(h) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such actions result in any violation of the provisions of the articles of incorporation, bylaws or other governing documents, of the Company or any of its Subsidiaries or any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, nor will such action result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state securities, or “Blue Sky” laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, other than such consents, approvals, authorizations, registrations or qualifications that have been obtained.

(i) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act, other than any such rights that have been waived or satisfied.

(j) Except for the stock split effected by means of a stock dividend prior to the date of this Agreement and except for the grant of 14,262 shares of Common Stock in 2004 to certain key employees, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulations D or S of the Securities Act, other than Common Stock issued upon conversion of the Preferred Stock in connection with the consummation of the transactions contemplated hereby, or shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(k) Otherwise than as set forth or contemplated in the Prospectus, neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, nor from any labor dispute or court or governmental action, order or decree; and, otherwise than as set forth or contemplated in the Prospectus, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its Subsidiaries.

(l) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement and included in the Prospectus comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The financial information contained in the Registration Statement and the Prospectus under the caption “Selected Historical and Pro Forma Financial Information” is derived from the accounting records of the Company and its Subsidiaries and fairly present the information purported to be shown thereby. The pro forma financial information contained in the Registration Statement and the Prospectus has been prepared on a basis consistent with the historical financial statements contained in the Prospectus (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Exchange Act to reflect the transactions described in the Prospectus, gives effect to assumptions made on a reasonable basis and fairly presents the transactions described in the Prospectus. The other historical financial and statistical information and data included or incorporated by reference in the Prospectus are, in all material respects, fairly presented.

(m) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 9(i) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(n) The Company and each of its Subsidiaries have (i) good and marketable title to all its interests in its natural gas and oil properties, (ii) good and marketable title in fee simple to all real property and (iii) good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and all assets held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its Subsidiaries.

(o) The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. In the Company’s reasonable judgment, such insurance insures against such losses and risks as are adequate to protect the Company and the Subsidiaries and their respective businesses. Neither the Company nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

(p) The Company and each of its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

(q) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, might have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(r) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened or contemplated, against the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as required.

(s) No relationship, direct or indirect, exists between or among the Company or any Subsidiary on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any Subsidiary on the other hand, which is required to be described in the Prospectus which is not so described.

(t) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent or threatened, which might be expected to have a Material Adverse Effect.

(u) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in

ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(v) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Subsidiaries, might have) a Material Adverse Effect.

(w) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, other than Common Stock issued upon conversion of the Preferred Stock, or granted any options to purchase any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

(x) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

(y) Neither the Company nor any of its Subsidiaries (i) is in violation of its articles of incorporation, bylaws or other governing documents, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default), in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business. To the knowledge of the Company, no third party to any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties are subject is in default under any such agreement.

(z) Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its

Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(aa) Except as set forth in the Prospectus, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes”, “toxic wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

(bb) Neither the Company nor any of its Subsidiaries is, or, as of the applicable Delivery Date after giving effect to the sale of Stock will be, (i) a “public utility company,” a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(cc) The stock has been approved for listing on the New York Stock Exchange (“NYSE”), subject only to official notice of issuance.

(dd) To the knowledge of the Company, no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the sale of the Stock or suspends the effectiveness of the Registration Statement, prevents or suspends the use of any Preliminary Prospectus or suspends the sale of the Stock in any jurisdiction in which the Stock is qualified pursuant to Section 6(h) hereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued with respect to the Company which would prevent or suspend the sale of the Stock, the effectiveness of the Registration Statement or the use of any Preliminary Prospectus in any jurisdiction in which the Stock is qualified pursuant to Section

6(h) hereof; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely determined, would materially interfere with or adversely affect the sale of the Stock or the other transactions contemplated hereby, or the performance by the Company of its obligations hereunder.

(ee) Except as disclosed in the Prospectus, each of the Company and its Subsidiaries has, or at each Delivery Date will have, such permits, consents, licenses, franchises and authorizations of governmental or regulatory authorities (“permits”) as are necessary to conduct the business currently (or, as described or contemplated in the Prospectus, to be) operated by it, except for such permits which, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the Company and each of its Subsidiaries has fulfilled and performed all its material obligations with respect to such permits in the manner described, and subject to the limitations contained in the Prospectus, and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit.

(ff) The information underlying the estimates of oil and natural gas reserves of the Company and its subsidiaries, which the Company supplied to its independent petroleum engineers for the purpose of preparing such engineer’s reserve report and letter included as an annex to the Prospectus (the “Reserve Engineer’s Letter”) was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves and intervening product price fluctuations as described in the Prospectus, the Company is not aware of any facts or circumstances that would result in an adverse change in the reserves, or the present value of future net cash flows therefrom, as described in the Prospectus and as reflected in the Reserve Engineer’s Letter, that would reasonably be expected to result in a Material Adverse Effect; estimates of such reserves and present values as described in the Prospectus and reflected in the Reserve Engineer’s Letter comply in all material respects with applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

(gg) (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that the Company will file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and are designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is accumulated and communicated to the Company’s management, including the Company’s principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(hh) The Company is in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NYSE that pertain thereto that are effective, and is actively taking steps to ensure that it will be in compliance in all material respects with other applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NYSE that pertain thereto upon the effectiveness of such provisions.

(ii) All documents necessary to effect the Conversion were duly and validly authorized, executed, delivered and filed with the appropriate state authorities and conform to the requirements of applicable law; the Conversion has been duly and validly completed and the Company is a Texas corporation;

(jj) The Amended and Restated Articles of Incorporation have been duly and validly authorized in accordance with the governing documents of the Company and applicable law and, prior to the First Delivery Date (as defined in Section 5), will be filed with the Secretary of State of the State of Texas and will be in effect on the First Delivery Date;

(kk) None of the Directed Shares (as defined below) distributed in connection with the Directed Share Program (as defined below) will be offered or sold outside of the United States; and

(ll) At or prior to the First Delivery Date, the Stockholders’ Agreement by and among the Company and the stockholders named therein, dated as of December 2, 2002 (the “Stockholders’ Agreement), shall be terminated and no longer in effect.

Section 2. Representations, Warranties and Agreements of the Selling Shareholders. Each Selling Shareholder severally and not jointly warrants and agrees with the several Underwriters that:

(a) The Selling Shareholder has valid title to the shares of Stock, or securities convertible into such Stock, to be sold by the Selling Shareholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such shares and payment therefor pursuant hereto, the several Underwriters will acquire valid title to such shares, free and clear of all liens, encumbrances, equities or claims.

(b) The Selling Shareholder either is a Custodian, as defined below, or has placed in custody under an Irrevocable Power of Attorney and Custody Agreement (the “Custody Agreement” and, together with all other similar agreements executed by the other Selling Shareholders, the “Custody Agreements”) with the person named therein as custodian (each a “Custodian,” the “Custodians”), for delivery under this Agreement, certificates representing the Stock to be sold by the Selling Shareholder hereunder.

(c) The Selling Shareholder has duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney” and, together with all other similar instruments executed by the other Selling Shareholders, the “Powers of Attorney”), contained within the applicable Custody Agreement, appointing the persons named therein as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement on such Selling Shareholder’s behalf and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of the Selling Shareholder.

(d) The Selling Shareholder has full right, power and authority to enter into this Agreement and the applicable Custody Agreement and the execution, delivery and performance of this Agreement and the applicable Custody Agreement by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, nor, for each Selling Shareholder that is not a natural person, (ii) will such actions result in any violation of the provisions of (A) any partnership or limited liability company agreement, certificate of incorporation, by-laws, operating agreement, deed of trust or other similar agreement or organizational document of the Selling Shareholder or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Shareholder or the property or assets of the Selling Shareholder, except in the case of clauses (i) and (ii)(B) for such conflicts, breaches, violations and defaults as would not reasonably be expected to adversely affect such Selling Shareholder’s ability to perform its obligations hereunder and under the applicable Custody Agreement; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under the Exchange Act or applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the applicable Custody Agreement by the Selling Shareholder and the consummation of the transactions contemplated hereby and thereby.

(e) As of the Effective Time, the Registration Statement did not and any further amendment thereto will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date and each Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters specifically for inclusion therein.

(f) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

Section 3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, each Selling Shareholder hereby agrees to sell the number of shares of Firm Stock set forth opposite its name on Schedule 2 hereto, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Underwriters may determine.

In addition, the Selling Shareholders grant to the Underwriters an option to purchase the number of shares of Option Stock set forth opposite such Selling Shareholder’s name on Schedule 2 hereto. In the event that the Underwriters exercise their option in part but not in full, the Option Stock shall be purchased severally from the Selling Shareholders in proportion to the number of shares of Option Stock set forth opposite the respective names of such Selling Shareholders on Schedules 2A and 2B hereto. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the respective names of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Underwriters so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $17.765 per share.

No Selling Shareholder shall be obligated to deliver any of the Stock to be delivered by it on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

Section 4. Offering of Stock by the Underwriters. Upon authorization by the Underwriters of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus. The Underwriters covenant that they will make no unlawful offers of the Firm Stock or the Option Stock.

It is understood that approximately 500,000 shares (constituting approximately 4% of the Firm Stock) of the Firm Stock (“Directed Shares”) will initially be reserved by the Underwriters for offer and sale to employees and persons having relationships with the Company (“Directed Share Participants”) upon the terms and conditions set forth in the Prospectus (the “Directed Share Program”) and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”), and that any allocation of such Directed Shares among such persons will be made in accordance with timely directions received by Jefferies & Company, Inc. from the Company. Under no circumstances will Jefferies & Company, Inc. or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

Section 5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at such place as shall be determined by agreement among the Underwriters and the Company, at 10:00 A.M., New York City time, on the fourth full Business Day (as defined in Section 17 hereof) following the date of this Agreement or at such other date as shall be determined by agreement between the Underwriters and the Company. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, each Selling Shareholder shall, severally and not jointly, deliver or cause to be delivered certificates representing the Selling Shareholder Firm Stock to be sold by it to each Underwriter against payment to or upon the order of such Selling Shareholder of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Underwriters shall request in writing not less than two full Business Days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock and each Selling Shareholder shall make the certificates representing the Firm Stock available for inspection by the Underwriters in New York, New York, not later than 2:00 P.M., New York City time, on the Business Day prior to the First Delivery Date.

At any time on or before the 30 days after the date of this Agreement, the option granted in Section 3 may be exercised in whole or in part from time to time by written notice being given by the Underwriters to the Selling Shareholders or their respective attorneys-in-fact under the Powers of Attorney. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Underwriters, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a “Subsequent Delivery Date” and the First Delivery Date and any Subsequent Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement among the Underwriters and the Company) at 10:00 A.M., New York City time, on each such Subsequent Delivery Date. On each such Subsequent Delivery Date, each Selling Shareholder shall, severally and not jointly, deliver or cause to be delivered the certificates representing the Option Stock to be purchased on such Subsequent Delivery Date to each Underwriter against payment to or upon the order of such Selling Shareholder of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Underwriters shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, each Selling Shareholder shall make the certificates representing the Option Stock available for inspection by the Underwriters in New York, New York, not later than 2:00 P.M., New York City time, on the Business Day prior to each such Subsequent Delivery Date.

Section 6. Further Agreements of the Company. The Company agrees:

(a) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the Rules and Regulations; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b) To furnish promptly to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c) To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriters and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Underwriters, be required by the Securities Act or requested by the Commission;

(e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing;

(f) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Underwriters an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

(g) For a period of one year following the Effective Date, to furnish to the Underwriters copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

(h) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction in which it is not otherwise subject;

(i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; provided, that the Company may issue shares of Common Stock in connection with acquisitions of oil and gas properties or of companies the assets of which consist primarily of oil and gas properties; provided that in connection with such issuance, the recipients of such shares agree in writing to be bound by the foregoing restrictions of this Section 6(i) by executing and delivering to Lehman Brothers Inc. a letter or letters substantially in the form of Exhibit A hereto; and to cause each Selling Shareholder, executive officer and director of the Company to furnish to the Underwriters, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto. Notwithstanding the foregoing, for the purpose of facilitating research coverage of the Company by the Underwriters and compliance with NYSE Rule 472 and NASD Rule 2711, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(j) To take such action as shall be necessary to comply with the rules and regulations of the NYSE and to maintain the listing of the Stock on the NYSE;

(k) To timely complete all required filings and otherwise fully comply in a timely manner with all provisions of the Exchange Act, including the rules and regulations thereunder, in connection with the registration of the Stock thereunder;

(l) To take such steps as shall be necessary to ensure that neither the Company nor any Subsidiary shall become an “investment company” as defined in the Investment Company Act of 1940, as amended and the rules and regulations thereunder;

(m) In connection with the Directed Share Program, to take such steps as are reasonably requested by Jefferies & Company, Inc. to ensure that the Directed Shares will be restricted to the extent required by the NASD or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, and Jefferies & Company, Inc. will notify the Company as to which Directed Share Participants will need to be so restricted. At the request of Jefferies & Company, Inc., the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time; and

(n) To comply in all material respects with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

Section 7. Further Agreements of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees:

(a) That, subject to the terms and conditions hereunder, the Stock to be sold by the Selling Shareholder hereunder, which is represented by certificates held in custody for the Selling Shareholder is subject to the interest of the Underwriters and the other Selling Shareholders, that the arrangements made by the Selling Shareholder for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholder hereunder shall not be terminated by any act of the Selling Shareholder, by operation of law, by the death or incapacity of any individual Selling Shareholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event.

(b) To deliver to the Underwriters prior to the First Delivery Date a properly completed and executed applicable United States Treasury Department Form W-8 (if the Selling Shareholder is a non-United States person) or Form W-9 (if the Selling Shareholder is a United States person).

(c) To cooperate with the Company and the Underwriters and to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all such other instruments, and take all such other actions as such party may reasonably be requested to take by the Company and the Underwriters from time to time, in order to effectuate the sale of the Stock by such Shareholder in the offering contemplated hereby.

Section 8. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing, filing, delivery and shipping of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing the review by the NASD of the terms of sale of the Stock; (f) any applicable listing or similar fees; (g) the fees and expenses (not in excess, in the aggregate, of $10,000) of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the cost of printing certificates representing the shares of Stock; (i) the costs and charges of any transfer agent or registrar; (j) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Underwriters and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show (k) fees and disbursements of counsel for the Underwriters, incident to the Directed Share Program described in Section 4 and (l) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders, except as provided below; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters; and the Selling Shareholders shall pay the underwriting discounts, selling commissions and transfer taxes payable in connection with their respective sales of Stock to the Underwriters, unless any such Selling Shareholder shall have otherwise agreed with the Company.

Section 9. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) hereof, the Registration Statement and all post-effective amendments to the Registration Statement shall have become effective, all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made and no such filings shall have been made without the consent of the Underwriters; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto or suspending the qualification of the Stock for offering or sale in any jurisdiction shall have been issued; and no proceeding for the issuance of any such order shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Underwriters and complied with to their satisfaction.

(b) No Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Underwriters or in the opinion of counsel to the Underwriters, is material or omits to state a fact which, in the opinion of the Underwriters or in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Custody Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Shareholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Adams and Reese LLP shall have furnished to the Underwriters their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Underwriters, substantially to the effect set forth in Exhibit B hereto.

(e) The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) The counsel for the Management Selling Shareholders shall have furnished to the Underwriters its written opinion, as counsel to the Management Selling Shareholders, addressed to the Underwriters in form and substance reasonably satisfactory to the Underwriters dated such Delivery Date, to the effect set forth on Exhibit C hereto.

(g) The respective counsel for each Jefferies Selling Shareholder each shall have furnished the Underwriters their written opinion, as counsel to each of the Jefferies Selling Shareholders for whom they are acting as counsel, addressed to the Underwriters in form and substance reasonably satisfactory to the Underwriters dated such Delivery Date, to the effect set forth on Exhibit D hereto.

(h) At the time of execution of this Agreement, the Underwriters shall have received from Ernst & Young LLP a letter, in form and substance reasonably satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(i) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(j) The Underwriters shall have received from the Company’s independent petroleum engineers, a letter or letters dated, respectively, the date of this Agreement and each Delivery Date, in form and substance reasonably satisfactory to the Underwriters, each stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which information regarding the natural gas and oil reserves and future net cash flows is given in the Prospectus, as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the natural gas and oil reserves of the Company and such other matters as the Underwriters reasonably may request.

(k) The Company shall have furnished to the Underwriters a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer stating that:

1. The representations, warranties and agreements of the Company in Section 1 hereof are true and correct as if made and as of such Delivery Date; the Company has complied with all its agreements and satisfied all conditions on its part to be complied with or satisfied at or prior to such Delivery Date; and

2. They have carefully examined the Registration Statement and the Prospectus and any amendments or supplement thereto, in their opinion (A) as of the Effective Date, such documents contain all statements and information required to be included therein and did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus and which has not been so set forth, and (C) no event contemplated by subsection (l) of this Section 9 in respect of the Company or any Subsidiary shall have occurred.

(l) (A) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and (B) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations, business or prospects of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof, (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(n) The New York Stock Exchange, Inc. shall have approved the Stock for listing, subject only to official notice of issuance.

(o) The Underwriters shall have been furnished by the Company such additional documents and certificates as the Underwriters or counsel for the Underwriters may reasonably request.

(p) Each Selling Shareholder (or the Custodian or one or more attorneys-in-fact on behalf of such Selling Shareholder) shall have furnished to the Underwriters on the relevant Delivery Date a certificate, dated such Delivery Date, signed by or on behalf of, such Selling Shareholder stating that the representations, warranties and agreements of such Selling Shareholder contained herein are true and correct as of such Delivery Date and that such Selling Shareholder has complied with all agreements contained herein to be performed by such Selling Shareholder at or prior to such Delivery Date.

(q) The Amended and Restated Articles of Incorporation shall have been filed with the Secretary of State of the State of Texas and shall be in effect on the First Delivery Date.

(r) The Company’s issued and outstanding Class A Preferred Stock, par value $.00001 per share, shall have been converted into Common Stock.

(s) The Underwriters shall have received a written certificate executed by all the parties to the Stockholders’ Agreement dated the First Delivery Date, stating that the Stockholders’ Agreement is terminated and is no longer in effect.

(t) At the date of this Agreement, the Underwriters shall have received letters substantially in the form of Exhibit A hereto executed by each Selling Shareholder, executive officer and director of the Company.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

Section 10. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter (including any Underwriter in its role as qualified independent underwriter pursuant to the rules of the NASD), its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically) (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

The Company hereby confirms that at its request Lehman Brothers Inc. has acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 2720 of the Conduct Rules of the NASD in connection with the offering of the Stock. The Company agrees to indemnify and hold harmless the QIU, including its officers and employees and each person, if any, who controls the QIU within the meaning of the Securities Act (collectively with the QIU, the “QIU Entities”) from and against any losses, claims, damages or liabilities or any action in respect thereof, joint or several, to which any of the QIU Entities may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” and will reimburse the QIU Entities for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

The Company agrees to indemnify and hold harmless Jefferies & Company, Inc. (including its officers and employees) and each person, if any, who controls Jefferies & Company, Inc. within the meaning of the Securities Act (“Jefferies Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Jefferies

Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program, other than losses, finally judicially determined to have resulted directly from the bad faith, gross negligence or willful misconduct of Jefferies & Company, Inc. The Company shall reimburse the Jefferies Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

(b) Each of the Selling Shareholders, severally and not jointly, in proportion to the number of shares of Stock to be sold by each of them hereunder, shall indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein (with respect to the Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission relates to information regarding such Selling Shareholder under the captions “Principal and Selling Shareholders and Ownership of Management” and “Certain Relationships and Related Transactions” or was made in reliance upon and in conformity with written information concerning such shareholder furnished to the Company by or on behalf of such Selling Shareholder specifically for inclusion therein and shall reimburse each Underwriter and any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by such Underwriter and any such director, officer, employee or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that the Selling Shareholders may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Shareholder, each of their respective officers who have signed the Registration Statement, each of their respective directors, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, controlling person or Selling Shareholder may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f) and shall reimburse the Company and any such director, officer, controlling person or any Selling Shareholder for any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or Selling Shareholder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee, controlling person or Selling Shareholder.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 10 if, in the reasonable judgment of the Underwriters, it is advisable for those Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 10(a) hereof in respect of such claim or action, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the Jefferies Entities for the defense of any loss, claim, damage, liability or action arising out of the Directed Share Program. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by Selling Shareholders on the one hand, and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Selling Shareholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section
11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f) The Underwriters severally confirm and the Company and the Selling Shareholders acknowledge that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption “Underwriting” in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company and the Selling Shareholders by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

Section 11. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Underwriters do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, then the Company shall be entitled to a period of 36 hours within which to procure another party or parties reasonably satisfactory to Lehman Brothers Inc. to purchase the shares which the defaulting Underwriter or Underwriters agree but fail to purchase on such Delivery Date. If, after giving effect to such arrangements, the total number of shares of the Stock which remain unpurchased exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, then this Agreement (or, with respect to any Subsequent Delivery Date, the obligation of the Underwriters to purchase, and of the Selling Shareholders to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter, any Selling Shareholder or the Company, except that the Company and the Selling Shareholders will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Stock which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or the Selling Shareholders for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Underwriters or the Company may postpone the Delivery Date for up to seven full Business Days in order to effect any changes in the opinion of counsel for the Company or counsel for the Underwriters that may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

Section 12. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company and each Selling Shareholder prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(l) or 9(m), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

Section 13. Reimbursement of Underwriters’ Expenses. If the Company or any Selling Shareholder shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or any Selling Shareholder to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder (other than the condition set forth in Section 9(m)) required to be fulfilled by the Company or any Selling Shareholder (including, without limitation, with respect to transactions) is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

Section 14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 1285 Avenue of the Americas, 13th Floor, New York, New York 10019, Attention: Syndicate Registration Department (Fax: 212-526-0943), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, NY 10022;

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Tracy W. Krohn (Fax: 713-626-8527);

(c) if to any Selling Shareholder, shall be delivered or sent by mail, telex or facsimile transmission to such Selling Shareholder at the address set forth on Schedule 2 hereto, with a copy to counsel, if any, to such Selling Shareholder listed on such schedule;

provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

Section 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Shareholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Shareholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of (i) directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act and (ii) directors of any Selling Shareholder and any person controlling such Selling Shareholder within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 17. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “Subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

Section 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

Section 19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, W & T OFFSHORE, INC.

By:
Name: Tracy W. Krohn Title: Chairman of the Board and CEO

ON BEHALF OF HIMSELF AND THE SELLING SHAREHOLDERS SET FORTH IN SCHEDULE 2A HERETO

By:
Tracy W. Krohn Attorney-in-Fact

ON BEHALF OF THE SELLING SHAREHOLDERS SET FORTH IN SCHEDULE 2B HERETO

By:
Stuart B. Katz Attorney-in-Fact

Accepted:

LEHMAN BROTHERS INC.

For themselves and as Representatives

of the several Underwriters named

in Schedule 1 hereto

BY: LEHMAN BROTHERS INC.

By:
Authorized Representative

SCHEDULE 1

Number of Shares of Firm Stock to be Purchased
Lehman Brothers Inc.	4,429,343
Jefferies & Company, Inc.	4,429,343
J.P. Morgan Securities Inc.	1,381,955
RBC Capital Markets	949,144
Raymond James & Associates, Inc.	949,144
Harris Nesbitt Corp.	516,334

Total	12,655,263

SCHEDULE 2A

MANAGEMENT SELLING SHAREHOLDERS

Selling Shareholder	Shares of Firm Stock to be Sold	Shares of Option Stock to be Sold if Option is Exercised in Full	Selling Shareholder’s Counsel	Attorney in Fact	Notice Address
Tracy W. Krohn	2,645,371	396,804	Adams and Reese LLP	None	W&T Offshore, Inc. 8 Greenway Plaza, Suite 1330 Houston, Texas 77046

W. Reid Lea	9,005	1,351	Adams and Reese LLP	Tracy W. Krohn	W&T Offshore, Inc. 8 Greenway Plaza, Suite 1330 Houston, Texas 77046

Joseph P. Slattery	2,928	440	Adams and Reese LLP	Tracy W. Krohn	W&T Offshore, Inc. 8 Greenway Plaza, Suite 1330 Houston, Texas 77046

Jeffrey M. Durrant	9,138	1,371	Adams and Reese LLP	Tracy W. Krohn	W&T Offshore, Inc. 8 Greenway Plaza, Suite 1330 Houston, Texas 77046

SCHEDULE 2B

JEFFERIES SELLING SHAREHOLDERS

Selling Shareholder	Shares of Firm Stock to be Sold	Shares of Option Stock to be Sold if Option is Exercised in Full	Selling Shareholder’s Counsel	Attorney in Fact	Notice Address
ING Furman Selz Investors III L.P.	5,226,766	784,014	Strook & Strook & Lavan LLP	Stuart B. Katz	Jefferies Capital Partners 520 Madison Ave. 8th floor New York, N.Y. 10022

ING Barings U.S. Leveraged Equity Plan LLC	1,850,551	277,583	Strook & Strook & Lavan LLP	Stuart B. Katz	Jefferies Capital Partners 520 Madison Ave. 8th floor New York, N.Y. 10022

ING Barings Global Leveraged Equity Plan Ltd	423,835	63,575	Strook & Strook & Lavan LLP Appleby Spurling Hunter	Stuart B. Katz	Jefferies Capital Partners 520 Madison Ave. 8th floor New York, N.Y. 10022

PPM America Private Equity Fund, L.P.	1,976,588	296,488	Sachnoff & Weaver, Ltd.	Stuart B. Katz	Jefferies Capital Partners 520 Madison Ave. 8th floor New York, N.Y. 10022

MCC 2003 Grantor Retained Annuity Trust	213,571	32,036	David J. Lukinovich, APLC	Stuart B. Katz	Danny Conwill 70 Audubon Blvd. New Orleans, LA 70118

DOC 2002 Trust #1	132,293	19,844	David J. Lukinovich, APLC	Stuart B. Katz	Danny Conwill 70 Audubon Blvd. New Orleans, LA 70118

Jefferies & Company	156,570	23,486	Strook & Strook & Lavan LLP	Stuart B. Katz	Jefferies & Company, Inc. 400 Poydras Street, Suite 2140 New Orleans, LA 70130

Stephen A. Landry	8,647	1,297	Strook & Strook & Lavan LLP	Stuart B. Katz	Stephen A. Landry 211 Turnberry Drive Covington, LA 70433

Exhibit A

LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.

JEFFERIES & COMPANY, INC.

J.P. MORGAN SECURITIES, INC.

RBC CAPITAL MARKETS

RAYMOND JAMES & ASSOCIATES, INC.

HARRIS NESBITT CORP.

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Dear Sirs:

The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of shares (the “Shares”) of Common Stock, par value $.00001 per share (the “Common Stock”), of W&T Offshore, Inc., a Texas corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement (except for shares set forth in the Prospectus as beneficially owned by the undersigned solely because the undersigned has a proxy to vote such shares until the date of the completion of the Offering) or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering.

Notwithstanding the foregoing, for the purpose of facilitating research coverage of the Company by the Underwriter and compliance with NYSE Rule 472 and NASD Rule 2711, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, then the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Underwriters and the Selling Shareholders named therein.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name: Title:

Dated:

Exhibit B

OPINION OF ADAMS AND REESE LLP

AS COUNSEL FOR THE COMPANY

1. (a) The Company has been duly incorporated under the laws of the State of Texas, is validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to so qualify would not have a material adverse effect on the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its Subsidiaries listed on Exhibit 21.1 to the Registration Statement (other than for the Subsidiary which is in the process of dissolution as indicated on such Exhibit 21.1, the “Subsidiaries”) taken as a whole (a “Material Adverse Effect”).

(b) Each of the Company’s Subsidiaries has been duly formed and is validly existing in good standing under the laws of their respective jurisdictions of formation, are duly qualified to do business and are in good standing as foreign limited liability companies in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

(c) Each of the Company and its Subsidiaries has all corporate or limited liability company power and authority necessary to own or hold its respective properties and conduct the businesses in which it is engaged.

2. (a) The Amended and Restated Articles of Incorporation were duly and validly authorized in accordance with the governing documents of the Company and applicable law, have been filed with the Secretary of State of the State of Texas, and are in effect as the articles of incorporation of the Company.

(b) The Company has the authorized capitalization as set forth in the Prospectus.

(c) All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus.

(d) All of the issued membership interests of each Subsidiary of the Company have been duly authorized and validly issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Prospectus.

3. Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock pursuant to Texas law, the Company’s Amended and Restated Articles of Incorporation or Amended and Restated Bylaws or, to our knowledge, any other agreement or other instrument.

4. To our knowledge and except as set forth in the Prospectus, there are no legal or governmental actions, suits or proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, cause a Material Adverse Effect on the Company or that seek to set aside or affect the Company’s obligations under the Underwriting Agreement, the transactions contemplated thereby, or the performance by the Company of its obligations thereunder. Except as disclosed in the Prospectus, to our knowledge and based solely on our review of the Documents, no such proceedings are threatened by governmental authorities or others which would, individually or in the aggregate, cause a Material Adverse Effect on the Company or that seek to set aside or affect the Company’s obligations under the Underwriting Agreement, the transactions contemplated hereby, or the performance by the Company of its obligations thereunder.

5. The Registration Statement was declared effective under the Securities Act as of January 27, 2005, the Prospectus was filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations as of January 28, 2005; and no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceeding for that purpose is pending or threatened by the Commission.

6. The Registration Statement as of its effective date and the Prospectus as of its date (except for the financial statements and financial schedules and other financial, reserve and statistical data included therein, as to which we express no opinion) appeared, on their face, to comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

7. To our knowledge, the statements in the Prospectus under the captions “Description of Capital Stock,” “Management—Committees of our Board,” “Management—Employment Agreement,” “Management—Information About Our Long-Term Incentive Compensation Plan,” “Certain Relationships and Related Transactions,” “Shares Eligible for Future Sale—Rule 144,” “Business and Properties—Regulation” and in the Registration Statement under Item 14 insofar as such statements purport to summarize the provisions of the documents or agreements specifically referred to therein or matters of law or legal conclusions, are accurate in all material respects and constitute a fair summary thereof, and the Common Stock conforms in all material respects to the description thereof contained under the caption “Description of Capital Stock.”

8. To our knowledge, there are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described or filed as exhibits to the Registration Statement.

9. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

10. The Company has all requisite corporate power and authority to execute and deliver the Underwriting Agreement and to perform its obligations under the Underwriting Agreement.

11. The execution, delivery and performance by the Company of the Underwriting Agreement and the consummation of the transactions contemplated thereby will not

(a) conflict with or result in a breach or violation of any of the terms or provisions of or constitute a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, causing a Material Adverse Effect,

(b) result in any violation of the provisions of the articles of incorporation or bylaws of the Company or the Certificates of Formation or operating agreements of its Subsidiaries, or any law, statute or any order, rule or regulation known to us of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets; and,

(c) except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities, or “Blue Sky” laws in connection with the purchase and distribution of the Shares by the Underwriters, require any consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body for the execution, delivery and performance of the Underwriting Agreement by the Company and the consummation of the transactions contemplated thereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made.

12. Except as described in the Prospectus, to our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act other than any such rights that have been waived or satisfied.

13. Neither the Company nor any of the Subsidiaries is (a) a “public utility company,” a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (b) an “investment company” as defined in the Investment Company Act of 1940, as amended and the rules and regulations thereunder.

14. The Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the federal laws of the United States of America, the laws of the States of Louisiana and Texas and the contract laws of the State of New York. Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need express no opinion) as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that, as of its date, or as of the date of the opinion, the Prospectus (except as stated above) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (other than as set forth in clause (7) above).

Exhibit C

FORM OF OPINION OF COUNSEL FOR THE MANAGEMENT SELLING SHAREHOLDERS

1. Each Management Selling Shareholder has valid and unencumbered title to the Stock delivered by, or on behalf of, such Management Selling Shareholder on such Delivery Date and has full right, power and authority to sell, assign, transfer and deliver the Stock delivered by, or on behalf of, such Management Selling Shareholder on such Delivery Date hereunder; and upon consummation of the sale of the Stock by such Management Selling Shareholder to the Underwriters pursuant to this Agreement on such Delivery Date, the several Underwriters have acquired valid and unencumbered title to the Stock purchased by them hereunder.

2. No consent, approval, authorization or order of, or filing or registration with, any governmental agency or body or any court is required to be obtained or made by any Management Selling Shareholder for the consummation of the transactions contemplated by the applicable Custody Agreement or this Agreement in connection with the sale of the Stock sold by such Management Selling Shareholders, except such as have been obtained and made under the Securities Act and such as may be required under state securities laws.

3. The execution, delivery and performance of the applicable Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Management Selling Shareholder or any of their properties or any agreement or instrument to which any Management Selling Shareholder is a party or by which any Management Selling Shareholder is bound or to which any of the properties of any Management Selling Shareholder is subject.

4. The applicable Power of Attorney and related Custody Agreement with respect to each Management Selling Shareholder has been duly authorized, executed and delivered by such Management Selling Shareholder and constitute valid and legally binding obligations of such Management Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5. This Agreement has been duly authorized, executed and delivered by each Management Selling Shareholder.

FORM OF OPINION OF COUNSEL FOR THE

JEFFERIES SELLING SHAREHOLDERS

1.	Each Jefferies Selling Shareholder has full entity power and authority to sell, assign, transfer and deliver the Stock delivered by, or on behalf of, such Jefferies Selling Shareholder on such Delivery Date hereunder; and upon such consummation of the sale of the Stock by such Jefferies Selling Shareholder to the Underwriters pursuant to this Agreement on such Delivery Date, interest of such Jefferies Selling Shareholder in such Stock has passed to the several Underwriters free of any adverse claim, assuming that such Underwriters are “protected purchasers” within the meaning of the Uniform Commercial Code as in effect in the State of New York.

2.	To the best of our knowledge, no consent, approval, authorization or order of, or filing or registration with, any governmental agency or body or any court is required to be obtained or made by any Jefferies Selling Shareholder for the consummation of the transactions contemplated by the applicable Custody Agreement or this Agreement in connection with the sale of the Stock sold by such Jefferies Selling Shareholders, except such as have been obtained and made under the Securities Act and such as may be required under state securities laws.

3.	The execution, delivery and performance of the applicable Custody Agreement or this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, or, to the best of our knowledge, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Jefferies Selling Shareholder or any of their properties or, to the best of our knowledge, any agreement or instrument to which any Jefferies Selling Shareholder is a party or by which any Jefferies Selling Shareholder is bound or to which any of the properties of any Jefferies Selling Shareholder is subject or the certificate of formation or limited liability company agreement or other similar agreement or organizational document of such Jefferies Selling Shareholder that is not a natural person.

4.	The applicable Power of Attorney and related Custody Agreement with respect to each Jefferies Selling Shareholder has been duly authorized, executed and delivered by such Jefferies Selling Shareholder and constitute valid and legally binding obligations of such Jefferies Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.	This Agreement has been duly authorized, executed and delivered by each Jefferies Selling Shareholder.